Prepared By/Return To:
Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Drive, 4th Floor Costa Mesa, California 92626-1993 Attn: Kenneth D. Fox, Esquire
SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND
FIXTURE FILING

by

G&E HEALTHCARE REIT ACADEMY, LLC, a Delaware limited liability company, as Grantor, to

TRSTE, INC.,
a Virginia corporation,
as Trustee

in favor of

WACHOVIA FINANCIAL SERVICES, INC.,
a North Carolina corporation,
as Beneficiary

This document serves as a Fixture Filing under the Arizona Uniform Commercial Code.

Grantor’s Organizational Identification Number is 4546644.
Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing

This Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing is made as of the 24th day of June, 2008, by G&E HEALTHCARE REIT ACADEMY, LLC, a Delaware limited liability company (“Grantor”), whose address is c/o Grubb & Ellis Realty Investors, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, to TRSTE, INC., a Virginia corporation (“Initial Trustee”), whose address is 301 South Tryon Street, Charlotte, North Carolina 28282, for the benefit of WACHOVIA FINANCIAL SERVICES, INC., a North Carolina corporation, as administrative agent as described below (in such capacity, along with its successors and assigns, “Beneficiary”), whose address is Wachovia Financial Services, Inc., Real Estate Financial Services, General Banking Group, Mail Code: CA 6233, 15750 Alton Parkway, Irvine, California 92618. Beneficiary is acting as the agent for itself and all other “Lenders” now or hereafter existing under that certain Loan Agreement of even date herewith (the “Loan Agreement”) between G&E Healthcare REIT 5995 Plaza Drive, LLC, a Delaware limited liability company, G&E Healthcare REIT Epler Parke Building B, LLC, a Delaware limited liability company, G&E Healthcare REIT Nutfield Professional Center, LLC, a Delaware limited liability company, and G&E Healthcare REIT Medical Portfolio 2, LLC, a Delaware limited liability company, and Grantor, collectively as “Borrower” (collectively, “Borrower”), Beneficiary as “Administrative Agent” and the “Lenders” described therein. As used herein, the term “Lenders” shall have the meaning that is given such term in the Loan Agreement.

Recitals

Grantor has requested that Lenders make the Loan (as hereinafter defined) to Borrower. As a condition precedent to making the Loan, Lenders have required that Grantor execute and deliver this Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing to Trustee for the benefit of Beneficiary (as agent for Lenders).

Grants and Agreements

Now, therefore, in order to induce Lenders to make the Loan to Borrower, Grantor agrees as follows:

Article I

Definitions

As used in this Deed of Trust, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

"Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

"Accelerating Transfer” means any Transfer of all or any part of the Property, the legal or beneficial interest therein, or any membership interest in Grantor in violation of Section 5.2 of this Deed of Trust.

"Accounts” means all accounts of Grantor, within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

"Additional Deeds of Trust” has the meaning set forth in the definition of “Obligations” set forth below.

"Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

"Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

"Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

"Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

"Deed of Trust” means this Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Deed of Trust.

"Design and Development Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, if any; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements, if any; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements, if any; and (d) all amendments of or supplements to any of the foregoing.

"Encumbrance” means any Lien, easement, right of way, roadway (public or private), condition, covenant or restriction (including any condition, covenant or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

"Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith by and between Grantor and Guarantor in favor of Beneficiary and Lenders pertaining to the Property, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The Environmental Agreement is one of the Loan Documents, but this Deed of Trust does not secure the obligations of Grantor or Guarantor under the Environmental Agreement or any other “Environmental Indemnity” as defined in the Loan Agreement.

"Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

"Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary, Lenders or Trustee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust, any Swap Contract or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

"Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

"Guarantor” means Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation.

"Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any off-site improvements owned by Grantor in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

"Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

"Land” means the real property described in Exhibit A attached hereto and made a part hereof.

"Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

"Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

"Letter of Credit” means any letter of credit issued by Beneficiary or any Lender for the account of Grantor or its nominee in connection with the Property, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

"Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

"Loan” means the loan from Lenders to Grantor, the repayment obligations in connection with which are evidenced by the Notes.

"Loan Documents” means this Deed of Trust, the Notes, the Repayment Guaranty, the Environmental Agreement, the Loan Agreement, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents (other than any Swap Contracts) which Grantor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Notes” means, collectively, one or more promissory notes in the aggregate stated principal amount of Fifty Million Three Hundred Twenty-One Thousand Five Hundred and No/100 Dollars ($50,321,500.00) made by Grantor to the order of one or more Lenders pursuant to the Loan Agreement, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Deed of Trust.

"Obligations” means all present and future debts, obligations and liabilities of Grantor and each other Borrower to Beneficiary, Lenders and/or Trustee arising pursuant to, and/or on account of, the provisions of this Deed of Trust, any additional deeds of trust or mortgages now or hereafter made to secure the Loan (“Additional Deeds of Trust”), the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust, any additional Deeds of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Grantor and each other Borrower under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor is required to perform, observe or comply with pursuant to this Deed of Trust, any Additional Deeds of Trust or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary or Lenders, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; excluding, however, the debts, obligations and liabilities of Grantor under the Environmental Agreement (or any other Environmental Indemnity (as defined in the Loan Agreement)). This Deed of Trust does not secure the Environmental Agreement (or any other Environmental Indemnity (as defined in the Loan Agreement)), the Repayment Guaranty or any other Loan Document that is expressly stated to be unsecured.

"Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary (as agent for Lenders) and insuring Beneficiary’s (as agent for Lenders) interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Deed of Trust, and (c) any other Encumbrance that Beneficiary shall expressly approve in writing in its sole and absolute discretion.

"Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

"Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and neither Beneficiary nor Lenders shall have any responsibility for the performance of Grantor’s obligations thereunder), all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols, but excluding all of Grantor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Beneficiary or Lenders (or their affiliates) under any Swap Contract) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (f) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Beneficiary or any Lender related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary or any Lender to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

"Proceeds” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

"Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Design and Development Documents, all Contracts of Sale and all Refinancing Commitments.

"Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

"Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights-of-way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

"Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

"Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

"Repayment Guaranty” means the Repayment Guaranty of even date herewith executed by Guarantor for the benefit of Beneficiary and Lenders, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"State” means the state in which the Land is located.

"Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, interest cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Beneficiary or Lenders (or their affiliates) and Grantor (or its affiliate) in connection with the Loan, together with any related schedules and confirmations, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

"Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

"Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

"Trustee” means the Initial Trustee or its successor in trust who may be acting under and pursuant to this Deed of Trust from time to time.

Article II

Granting Clauses; Condition of Grant

Section 2.1 Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Grantor (a) irrevocably and unconditionally grants, conveys, transfers and assigns to Trustee, in trust, for the benefit of Beneficiary (as agent for Lenders), with power of sale and right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the Real Property; (b) grants to Beneficiary (as agent for Lenders) a security interest in the Personalty; (c) assigns to Beneficiary (as agent for Lenders) , and grants to Beneficiary (as agent for Lenders) a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Beneficiary (as agent for Lenders), and grants to Beneficiary (as agent for Lenders) a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Design and Development Documents, all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Notes, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time. Unless Administrative Agent and Required Lenders (as defined in the Loan Agreement) otherwise agree in writing, Grantor’s (or its affiliate’s, as the case may be) obligations under any Swap Contract shall continue to be secured by this Deed of Trust notwithstanding that the counterparty under such Swap Contract ceases to be a Lender (or an affiliate of a Lender) under the Loan Agreement.

Section 2.2 Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Lenders to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns the Leases and Rents to Beneficiary (as agent for Lenders). This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Beneficiary (as agent for Lenders) of all of Grantor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Grantor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Grantor under the Leases) to collect, but not prior to accrual, all Rents. Grantor agrees to collect and hold all Rents in trust for Beneficiary (as agent for Lenders) and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose. Beneficiary does not assume and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon Grantor as though this assignment had not been made. Beneficiary shall not be liable for the failure or inability to collect any Rents. Neither this assignment of Rents and Leases nor the exercise by Beneficiary of any of its rights or remedies thereunder or in connection therewith, prior to Beneficiary obtaining actual possession of the Property, shall constitute Beneficiary a “mortgagee in possession” or otherwise make Beneficiary responsible or liable in any manner with respect to the Property or the occupancy, operation or use thereof.

Section 2.3 Security Agreement, Fixture Filing and Financing Statement.

This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary (as agent for Lenders) under the Uniform Commercial Code of the State, and Grantor hereby grants to Beneficiary a security interest in all such Personalty. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary (as agent for Lenders) shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. The foregoing authorization includes Grantor’s irrevocable authorization for Beneficiary at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

Section 2.4 Reconveyance of Deed of Trust and Termination of Assignments and Financing Statements.

If and when Grantor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, and all Swap Contracts have been terminated, Trustee, upon request by Beneficiary, will provide a reconveyance of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such reconveyance and the payment of any recording and filing costs. Upon the recording of such reconveyance and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void. Partial reconveyances of the Property from the lien of this Deed of Trust shall be made on the terms and subject to the conditions of the Loan Agreement. No partial reconveyance shall be sought, requested or required if any Event of Default has occurred which has not been cured.

Article III

Representations and Warranties

Grantor makes the following representations and warranties to Beneficiary and Lenders:

Section 3.1 Title to Real Property.

Grantor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Grantor has the right and authority to convey the Real Property and does hereby convey the Real Property. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2 Title to Other Property.

Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Development Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3 Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4 Independence of the Real Property.

No buildings or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. To Grantor’s knowledge, the Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5 Existing Improvements.

The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6 Leases and Tenants.

The Leases are valid and are in full force and effect, and Grantor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, as of the date of the recording of this Deed of Trust, Grantor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Grantor has title to and the right to assign the Leases and Rents to Beneficiary (as agent for Lenders), and no other assignment of the Leases or Rents has been granted. To the best of Grantor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV

Affirmative Covenants

Section 4.1 Obligations.

Grantor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 4.2 Property Assessments; Documentary Taxes.

Grantor (a) will promptly pay in full and discharge all Property Assessments prior to the day upon which the same shall become delinquent, and (b) will furnish to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Grantor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Notes, this Deed of Trust, any Swap Contract or any of the other Loan Documents.

Section 4.3 Permitted Contests.

Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Beneficiary, Lenders and Trustee are not subjected to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary, Lenders and Trustee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4 Compliance with Laws.

Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5 Maintenance and Repair of the Property.

Grantor, at Grantor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 4.6 Additions to Security.

All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Trustee, Lenders and/or Beneficiary such further documents as may be required by the terms of the Loan Agreement, the other Loan Documents and the Swap Contracts.

Section 4.7 Subrogation.

To the extent permitted by Law, Beneficiary and Lenders shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary or any Lender whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary or any Lender to pay or discharge any Lien.

Section 4.8 Leases.

(a) Except as expressly permitted in the Loan Agreement, Grantor shall not enter into any Material Lease (as defined in the Loan Agreement) with respect to all or any portion of the Property without the prior written consent of Beneficiary.

(b) Trustee, Beneficiary and Lenders shall not be obligated to perform or discharge any obligation of Grantor under any Lease. The assignment of Leases provided for in this Deed of Trust in no manner places on Beneficiary, Lenders or Trustee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s and Lenders’ security and to preserve Beneficiary’s and Lenders’ rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Article V

Negative Covenants

Section 5.1 Encumbrances.

Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances or as otherwise permitted in the Loan Agreement. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s and Lenders’ security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Grantor does so diligently and without prejudice to Beneficiary or Lenders or delay in completing construction of the Improvements. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2 Transfer of the Property.

Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Deed of Trust). The Transfer of more than 10% of the membership interests in Grantor (whether in one or more transactions during the term of the Loans) shall be deemed to be a prohibited Transfer of the Property. Notwithstanding the foregoing, no transfer of shares of stock in Grubb & Ellis Healthcare REIT, Inc. shall be prohibited or shall constitute a Default or Event of Default under this Deed of Trust.

Section 5.3 Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) Borrower reasonably determines that such Accessories are not necessary for the proper ownership or operation of the Property, (b) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such replacement Accessories to the Lien of this Deed of Trust), or (c) so long as a prepayment may be made without the imposition of any premium pursuant to the Notes, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.

Section 5.4 Additional Improvements.

Grantor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement, if any, without the prior written consent of Beneficiary. Grantor will complete and pay for, within a reasonable time, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right-of-way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5 Restrictive Covenants, Zoning, etc.

Without the prior written consent of Beneficiary, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Grantor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI

Events of Default

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust:

Section 6.1 Payment Obligations.

Grantor fails to pay any of the Obligations when due, whether on the scheduled due date or upon acceleration, maturity or otherwise, subject to applicable cure periods.

Section 6.2 Transfers.

Grantor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Deed of Trust). The Transfer of more than 10% of the membership interests in Grantor (whether in one or more transactions during the term of the Loans) shall be deemed to be a prohibited Transfer of the Property. Notwithstanding the foregoing, no transfer of shares of stock in Grubb & Ellis Healthcare REIT, Inc. shall be prohibited or shall constitute a Default or Event of Default under this Deed of Trust.

Section 6.3 Other Obligations.

Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Grantor commences to cure such default promptly after receipt of notice thereof from Beneficiary, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

Section 6.4 Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Notes or the Loan Agreement, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents or any Swap Contract (within any applicable grace or cure period).

Section 6.5 Default Under Other Lien Documents.

A default by Borrower occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.6 Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within sixty (60) days after the same is levied.

Article VII

Rights and Remedies

Upon the happening of and during the continuance of any Event of Default, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary or Lenders under any Swap Contract or any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1 Acceleration.

Beneficiary may accelerate all Obligations under the Loan Documents (except as provided below) whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor); provided that the foregoing provisions of this Section 7.1 shall not be applicable to the Swap Contracts, and any acceleration of the obligations thereunder or exercise of other remedies thereunder shall be governed by the terms of the Swap Contracts.

Section 7.2 Foreclosure; Power of Sale.

Beneficiary shall have the right to give such notice of default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein. Trustee shall then record and give such notice of trustee’s sale as then required by law and, after the expiration of such time as may be required by law, may sell the Property at the time and place specified in the notice of sale at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Property by public declaration at the time and place last appointed for the sale. No other notice of the postponed sale shall be required except as required by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof. Any person, including Grantor, Trustee or Beneficiary or any Lender, may purchase at the sale.

Section 7.3 Judicial Action.

Beneficiary may commence proceedings for foreclosure of this Deed of Trust in the manner provided by law for the foreclosure of a real property mortgage.

Section 7.4 Collection of Rents.

Without regard to the adequacy of any security for the Obligations or the solvency of Trustor or any other person or entity, send notifications to any and all lessees and tenants under the Leases that all Rents shall be paid to Beneficiary. In this regard, Grantor hereby authorizes and directs the lessees and tenants under the Leases that, upon written notice from Beneficiary, all Rents shall be paid directly to Beneficiary (as agent for Lenders) as they become due. Grantor hereby relieves the lessees and tenants from any liability to Grantor by reason of the payment of the Rents to Beneficiary. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

Section 7.5 Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to Section 7.4. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.

Section 7.6 Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5, Beneficiary, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Beneficiary, Lenders, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.7 Uniform Commercial Code.

Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence and during the continuance of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Beneficiary may choose to dispose of some or all of the Property, in any combination consisting of both Personalty and Real Property, in one sale to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Grantor agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty.

Section 7.8 Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary or Lenders from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.

Section 7.9 Deficiency Action.

Upon the completion of any foreclosure or trustee’s sale of all or a portion of the Property, Beneficiary may commence an action to recover any of the Obligations that remains unpaid or unsatisfied. For purposes of this Deed of Trust, the Obligations shall be deemed to be paid or satisfied only to the extent that Beneficiary actually receives immediately available funds, to the extent of any credit bid by Beneficiary or any Lender at any foreclosure or trustee’s sale of any of the Property, or to the extent agreed in writing by Beneficiary. In any action by Beneficiary to recover a deficiency judgment following a foreclosure or trustee’s sale, the successful bid amount at that sale shall be deemed conclusively to be the fair market value of the Property sold at that sale, which value shall be binding against Grantor in any proceeding to determine or establish the fair market value of that portion of the Property. The successful bid at any foreclosure or trustee’s sale shall be the preferred alternative means of determining and establishing the fair market value of the portion of the Property sold at that sale. Grantor hereby waives any right to have the fair market value of the Property determined by a judge or jury in any action seeking a deficiency judgment, including without limitation, a hearing to determine fair market value pursuant to Sections 12-1566, 33-814, 33-725, or 33-727 of the Arizona Revised Statutes.

Section 7.10 Other Remedies.

Beneficiary and Lenders shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Loan Documents or by applicable Laws.

Article VIII

Trustee

Section 8.1 Liability of Trustee.

Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the description, value or status of title to the Property. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct or gross negligence. The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may appoint, and Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful conduct of such attorney, agent or servant, so long as the selection was made with reasonable care. In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney, officer, agent or employee of Beneficiary or a Lender, in respect of any matter or business whatsoever. Trustee, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Beneficiary.

Section 8.2 Indemnification of Trustee.

Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, conveyance or assignment in lieu thereof and any other action by Trustee to enforce the rights and remedies of Beneficiary, Lenders or Trustee hereunder or under the other Loan Documents or under any Swap Contract.

Section 8.3 Substitution of Trustee; Multiple Trustees.

Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Substitution of Trustee. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Substitution of Trustee, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.

Section 8.4 Creation and Nature of Trust.

The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Grantor.

Article IX

Miscellaneous

Section 9.1 Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Beneficiary, Lenders or Trustee as provided for in this Deed of Trust, in any of the other Loan Documents or in any Swap Contract or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, in any of the other Loan Documents or of any Swap Contract, or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary, Lenders or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary, Lenders or Trustee of any or all such other rights, powers or remedies.

Section 9.2 No Waiver by Beneficiary, Lenders or Trustee.

No course of dealing or conduct by or among Beneficiary, Lenders, Trustee and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust, any other Loan Documents or any Swap Contract. No failure or delay by Beneficiary, Lenders or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust, of any of the other Loan Documents or of any Swap Contract, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary, Lenders or Trustee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Beneficiary, Lenders and Trustee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary or any Lender to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary or any Lender, or (c) Beneficiary’s or any Lender’s extending the time of payment or modifying the terms of this Deed of Trust, any of the other Loan Documents or any Swap Contract without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any Swap Contract or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.

Section 9.3 Waivers and Agreements Regarding Remedies.

To the fullest extent Grantor may do so, under applicable law, Grantor hereby:

(a) agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b) waives all rights to a marshalling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary or Lenders under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary or Lenders to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 9.4 Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary and Lenders, their successors and assigns and to the successors in trust of Trustee.

Section 9.5 No Warranty by Beneficiary, Lenders or Trustee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary, Lenders or Trustee pursuant to this Deed of Trust or any Swap Contract or any of the other Loan Documents, Beneficiary, Lenders and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary, Lenders or Trustee.

Section 9.6 Amendments.

This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.7 Severability.

In the event any one or more of the provisions of this Deed of Trust, any of the other Loan Documents or any Swap Contract shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents or Swap Contracts operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents or any Swap Contract, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents and any Swap Contract shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.8 Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or in any other Loan Document or in any Swap Contract or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9 Joint and Several Liability.

If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Trustee, Beneficiary or Lenders may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Notes. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor. Section 13.23 of the Loan Agreement (the “Joint Borrower Provisions”) is by this reference incorporated herein in its entirety.

Section 9.10 Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents or any Swap Contract are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 9.11 Governing Law.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS DEED OF TRUST (AND UNDER THE OTHER LOAN DOCUMENTS IN ACCORDANCE WITH THEIR TERMS) SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF SUCH STATE. GRANTOR, BENEFICIARY AND LENDERS FURTHER ACKNOWLEDGE, AGREE AND STIPULATE THAT THE STATE OF CALIFORNIA HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES INVOLVED IN THIS TRANSACTION AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS DEED OF TRUST. NOTWITHSTANDING THE FOREGOING, THE PARTIES FURTHER AGREE THAT:

(a) THE PROCEDURES GOVERNING THE ENFORCEMENT BY BENEFICIARY AND/OR LENDERS OF PROVISIONAL REMEDIES AGAINST GRANTOR DIRECTLY RELATING TO THE SECURED PROPERTY, INCLUDING, BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ANY SUCH ACTIONS FOR REPLEVIN, FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR THE APPOINTMENT OF A RECEIVER, SHALL BE GOVERNED BY THE LAWS OF ARIZONA; AND

(b) THE LAWS OF ARIZONA SHALL APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY IN ORDER TO CREATE, PERFECT AND FORECLOSE THE SECURITY INTERESTS, LIENS AND ASSIGNMENTS OF RENTS AND LEASES ARISING UNDER THIS DEED OF TRUST; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL IN ANY EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF ARIZONA SHALL APPLY TO THE OBLIGATIONS AND INDEBTEDNESS SECURED BY THIS DEED OF TRUST OR EVIDENCED BY THE LOAN DOCUMENTS, WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA. IN SUCH CONNECTION, THE PARTIES FURTHER AGREE THAT:

(1) BENEFICIARY AND/OR LENDERS MAY ENFORCE THEIR RIGHTS UNDER THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION THEIR RIGHT TO SUE GRANTOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS OR TO OBTAIN A JUDGMENT AGAINST GRANTOR IN CALIFORNIA, ARIZONA OR ANY OTHER STATE FOR ANY DEFICIENCY PRIOR TO OR FOLLOWING FORECLOSURE) IN ACCORDANCE WITH THE TERMS THEREOF. IF BENEFICIARY AND/OR LENDERS OBTAINS A DEFICIENCY JUDGMENT IN A STATE OTHER THAN ARIZONA, THEN BENEFICIARY AND/OR LENDERS SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN ARIZONA, AS WELL AS IN ANY OTHER STATE; AND

(2) TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, ANY LAWS OF ARIZONA RELATING TO USURY, ANTI-DEFICIENCY, ONE FORM OF ACTION, SECURITY-FIRST OR ANY SIMILAR MATTERS SHALL BE INAPPLICABLE TO THE OBLIGATIONS AND INDEBTEDNESS SECURED BY THIS DEED OF TRUST AND TO THE ENFORCEMENT OR REALIZATION BY BENEFICIARY AND/OR LENDERS OF THEIR RIGHTS AND REMEDIES RELATING THERETO, INCLUDING (i) BENEFICIARY’S AND/OR LENDERS’ RIGHT TO OBTAIN A DEFICIENCY JUDGMENT EITHER PRIOR TO OR FOLLOWING FORECLOSURE OR (ii) BENEFICIARY’S AND/OR LENDERS’ RIGHT TO FORECLOSE ON THE SECURED PROPERTY JUDICIALLY OR NONJUDICIALLY FOLLOWING ANY EXERCISE OR ENFORCEMENT OF ANY OTHER RIGHTS OR REMEDIES OF BENEFICIARY AND/OR LENDERS.

Section 9.12 Entire Agreement.

The Loan Documents and the Swap Contracts constitute the entire understanding and agreement between Grantor, Beneficiary and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor, Beneficiary and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary or any Lender to make the Loan are merged into the Loan Documents and Swap Contracts. Except as incorporated in writing into the Loan Documents and Swap Contracts, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents or Swap Contracts.

Section 9.13 Construction Deed of Trust.

This Deed of Trust secures a loan made by Beneficiary and Lenders to Grantor, some or all of the proceeds of which may be used for the purpose of constructing improvements on the Real Property. Consequently, the parties hereby acknowledge and agree that this Deed of Trust is a “construction mortgage” under the terms of Section 47-9334 of the Arizona Revised Statutes and as otherwise provided for in the Arizona Uniform Commercial Code.

Section 9.14 Effective Rate of Interest.

Grantor agrees to pay an effective rate of interest equal to the rate stated in the documents evidencing the Obligations secured hereunder plus any additional rate, if any, resulting from any charge or fee in the nature of interest paid or to be paid by Grantor in connection with the Obligations secured hereunder, or any benefit received or to be received by Beneficiary, Lenders or Trustee in connection with the Obligations secured hereunder.

Section 9.15 Deed of Trust Effective as a Mortgage.

If for any reason this Deed of Trust shall be ineffective as a deed of trust, it shall be construed as a realty mortgage with Grantor being the mortgagor and Beneficiary being the mortgagee.

Section 9.16 Community Facilities District.

Without obtaining the prior written consent of Beneficiary, Grantor shall not consent to, or vote in favor of, the inclusion of all or any part of the Property in any Community Facilities District formed pursuant to the Community Facilities District Act, Arizona Revised Statutes § 48-701 et. seq., as amended from time to time. Grantor shall immediately give notice to Beneficiary of any notification or advice that Grantor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property in a Community Facilities District. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Property in a Community Facilities District, either in its own name or in the name of Grantor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

Section 9.17 Surety or Accommodation Party.

Any party that has signed this Deed of Trust as a surety or accommodation party, or that has subjected its property to this Deed of Trust to secure the Obligations of another hereby expressly waives the benefits of any statutory provision limiting the liability of a surety, including without limitation, the provisions of Arizona Revised Statutes Section 12-1641, et seq. and Rule 17(f) of the Arizona Rules of Civil Procedures, and any defense arising by reason of any disability or other defense of Grantor or by reason of the cessation from any cause whatsoever of the liability of Grantor.

[Signatures on following page]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the day and year first written above.

GRANTOR:
G&E HEALTHCARE REIT ACADEMY, LLC, a Delaware limited liability company By:/s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

On June 13, 2008, before me, Monica Chavez, a Notary Public, personally appeared Andrea R. Biller who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

Signature /s/ Monica Chavez

[Seal] Monica Chavez
[Seal] Commission # 1762879
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Aug 21, 2011